UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2002

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579–5000

Item 5.    Other Events

Catalina Marketing Corporation has promoted Christopher W. Wolf to the position of Senior Vice President and Chief Financial Officer effective June 28, 2002. The Company has accepted the resignation of Joseph P. Port as Executive Vice President and Chief Financial Officer. Mr. Port’s resignation will be effective June 28, 2002.

Exhibit 99.1 — Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

CATALINA MARKETING CORPORATION (Registrant)

By:	/s/ DANIEL D. GRANGER
Daniel D. Granger Chairman of the Board, President, and Chief Executive Officer

June 19, 2002